Exhibit 10.5

The Amended and Restated Exclusive Option Agreement Concerning LinkDoc Technology (Beijing) Co., Ltd. between Zhang Tianze, Li Liping, Luo Ligang, Tang Peng, LinkDoc Technology (Beijing) Co., Ltd.,

LinkDoc Technology Limited and LinkDoc Information Technology (Beijing) Co., Ltd.

April 2, 2021

The Amended and Restated Exclusive Option Agreement

The Amended and Restated Exclusive Option Agreement (the “Agreement”) is signed by the following parties on April 2, 2021 in Beijing, the People’s Republic of China (“China”):

(1)	Zhang Tianze

Address: **

ID Card No.: **

Li Liping

Address: **

ID Card No.: **

Luo Ligang

Address: **

ID Card No.: **

Tang Peng

Address: **

ID Card No.: **

(The above natural persons are collectively referred to as the “Existing Shareholders” hereunder)

(2)	LinkDoc Information Technology (Beijing) Co., Ltd. (The “WFOE”)

Legal Representative: Zhang Tianze

Registered Address: Area D, 11/F, Block A, No.8 Haidian Street, Haidian District, Beijing

LinkDoc Technology Limited (the “Cayman Company”)

Registered address: The Office of Sertus Incorporations (Cayman) Limited, Sertus Chambers, P.O. Box 2547, Cassia Court, Camana Bay, Grand Cayman, Cayman Islands

(WFOE and Cayman Company are individually and collectively referred to as the “Option Holder” hereunder)

(3)	LinkDoc Technology (Beijing) Co., Ltd. (the “Company”)

Legal Representative: Zhang Tianze

Registered Address: Area B, 11/F, Block A, No.8 Haidian Street, Haidian District, Beijing

(In the Agreement, the above parties are individually referred to as a “party” and collectively as the “parties”.)

WHEREAS:

(1)

The Existing Shareholders are the registered shareholders of the Company, holding in aggregate all the equity of the Company according to law. Their capital contribution and shareholding ratio in the registered capital of the Company as of the signing date of the Agreement are as shown in Attachment I.

(2)

The Existing Shareholders intend to transfer all their equity in the Company to the Option Holder on the premise of not violating the laws of China, and the Option Holder intends to accept such transfer.

(3)

To realize the above-mentioned equity transfer, the Existing Shareholders agree to jointly grant an unconditional, irrevocable and exclusive company share option (the “Option”) exclusively to the Option Holder, based on which, to the extent permitted by the laws of China, the Existing Shareholders shall, at the request of the Option Holder, transfer the Underlying Equity (as defined below) to the Option Holder and/or any other entity or person designated by the Option Holder in accordance with the provisions of the Agreement.

(4)	The Company approves the granting of the Option to the Option Holder by the Existing Shareholders according to the Agreement.

(5)

To grant the above option, the Existing Shareholders, the WFOE and the Company had signed an Exclusive Option Agreement on February 27, 2015. The parties agree to amend and restate the Exclusive Option Agreement.

Therefore, the parties reached an agreement through consultation as follows:

Article 1: Definitions

1.1	Unless otherwise construed in the context, the relevant terms in the Agreement shall have the following meanings:

“Breach of Agreement”	Having the meaning given to it in Article 12.1 of the Agreement.

“Business License”	Any approval, license, filing, and registration necessary for the Company to legally and effectively conduct its business, including but not limited to the Business License for Enterprise Legal Person and other relevant licenses and permits required by the PRC laws in force.

“Company Assets”	All the tangible and intangible assets owned or entitled to use by the Company during the term of the Agreement, including but not limited to any immovable property, movable property, and intellectual property rights such as trademark, copyright, patent, proprietary technology, domain name, software use right, etc.

“Confidential Information”	Having the meaning given to it in Article 9.1 of the Agreement.

“Defaulting Party”	Having the meaning given to it in Article 12.1 of the Agreement.

“Encumbrance”	Mortgage, security, pledge, lien, option, restriction, preemption, preemptive right, third party interest or other form of other interest or security interest of any kind.

“Exercise Notice”	Having the meaning given to it in Article 3.5 of the Agreement.

“Major Agreement”	Any agreement to which the Company is a party that materially affects the business or assets of the Company, including but not limited to the Amended and Restated Exclusive Consulting and Service Agreement signed by and between the Company and the Option Holder, and other agreements related to the Company’s business.

“Registered Capital of the Company”	The registered capital of the Company in the amount of RMB 20 million as of the signing date of the Agreement, including the expanded or reduced registered capital resulting from any capital increase or decrease during the term of this Agreement.

“Restructuring Document”	Having the meaning given to it in Article 3.6 of the Agreement.

“Shareholding Cap “	Having the meaning given to it in Article 3.2 of the Agreement.

“The Party’s Rights”	Having the meaning given to it in Article 13.5 of the Agreement.

“The PRC Laws”	Chinese laws, administrative regulations, administrative rules, local regulations, judicial interpretations, and other binding normative documents that are effective at that time.

“Transfer Contract”	Having the meaning given to it in Article 5.3 of the Agreement.

“Transfer Price”	The total consideration paid to the Existing Shareholders by the Option Holder or any entity or person designated by the Option Holder in order to obtain the Transferred Equity at each exercise.

“Transferred Equity”	The Equity in the Company that the Option Holder has the right to require any of the Existing Shareholders to transfer to the Option Holder or its designated entity or person in the exercise of its Option (the “Exercise”) pursuant to Article 3.2 of this Agreement, which may be all or part of the Underlying Equity, and the specific amount shall be determined at the discretion of the Option Holder in accordance with the provisions of the PRC laws in force and its own commercial considerations.

“Underlying Equity”	In terms of each Existing Shareholder, the total equity held by each of them currently and in the future in the registered capital of the Company (as defined below); and in terms of all Existing Shareholders, the equity representing 100% of the registered capital of the Company.

1.2	Any reference in the Agreement to any PRC laws shall be deemed to:

(1)	include the reference to any amendment, alteration, addition or re-enactment of such laws, whether in force before or after the execution of the Agreement; and

(2)	include the reference to other decisions, notices and regulations made in accordance with or in force due to their provisions.

1.3	Unless the context of the Agreement otherwise indicates, articles, clauses, items and paragraphs referred to in the Agreement shall mean the relevant contents of the Agreement.

Article 2: Granting of Option

2.1

Each of the Existing Shareholders hereby separately and collectively agrees to grant, irrevocably and without any conditions, an exclusive option to the Option Holder or any entity or person designated by the Option Holder, based on which, the Option Holder has the right to require the Existing Shareholders to transfer the Underlying Equity to the Option Holder or any one or more entities or persons designated by the Option Holder in accordance with the provisions of the Agreement, subject to the permission of the PRC laws. The Option Holder agrees to accept the Option. Each of the Existing Shareholders hereby waives its respective right of preemption with respect to the shares of the Company under the Articles of Association of the Company and the PRC laws, and irrevocably agree to the transfer of any underlying equity by any shareholder to the Option Holder or its designated entity or person.

2.2	The Company approves the granting of the Option to the Option Holder by the Existing Shareholders according to Article 2.1 and other provisions of the Agreement.

2.3

The Existing Shareholders and the Company hereby confirm that the Option shall also be deemed to include an irrevocable exclusive right to purchase all or part of the assets of the Company (including but not limited to all the tangible and intangible assets currently owned by the Company and which may be acquired in the future, such as computer software copyright, patent right, patent application right, trademark and trademark application, proprietary technology, domain name, etc.) granted simultaneously by the Existing Shareholders and the Company to the Option Holder or its designated entity or person. All terms and conditions of this Agreement (including the price terms) shall apply in full to the purchase of all or part of the assets of the Company by the Option Holder or its designated entity or person under the Agreement, except that the application of such terms and conditions would violate the provisions of applicable laws and regulations. The Option Holder or its designated entity or person may elect to purchase all or part of the equity held by any existing shareholder separately, or purchase all or part of the assets of the Company, or exercise both.

Article 3: Exercise Mode

3.1	Subject to the permission of the PRC laws, the Option Holder has the absolute discretion to decide the specific time, manner and frequency of exercise.

3.2

If the PRC laws in force permit the Option Holder and/or its designated entity or person to hold all the equity of the Company, the Option Holder shall have the right to elect to exercise its option in lump sum or in installments, in order that the Option Holder or its designated entity or person can accept the transfer of all the equity from the Existing Shareholders in lump sum or in installments. If the PRC laws in force permit the Option Holder and/or its designated entity or person to hold a part of the equity of the Company, the Option Holder shall have the right to determine the amount of the transferred equity not exceeding the shareholding cap stipulated by the PRC laws in force (the “Shareholding Cap”), so that the Option Holder and/or its designated entity or person can accept the transfer of such amount of equity from the Existing Shareholders. In the latter case, the Option Holder shall have the right to exercise its stock option in installments subject to the shareholding cap permitted by the PRC laws in force, in order to finally acquire all the underlying equity.

3.3

In each exercise, the Option Holder shall have the right to specify at its discretion the amount of the Equity transferred by any Existing Shareholder to the Option Holder and/or its designated entity or person. Each Existing Shareholder shall transfer the Transferred Equity to the Option Holder and/or its designated entity or person in the amount required by the Option Holder. The Option Holder and/or its designated entity or person shall pay the transfer price to the Existing Shareholders for the transferred equity accepted in each exercise, provided that the Option Holder shall have the right to set off the Transfer Price against any claims (including but not limited to borrowings) it holds against the relevant Existing Shareholders.

3.4	In each exercise, the Option Holder may accept the transferred equity by itself or designate any third party to accept the transferred equity in whole or in part.

3.5

When the Option Holder decides to exercise its option, it shall provide an option exercise notice (in the format as shown in Attachment II of the Agreement, the “Exercise Notice”) to the Existing Shareholders. Upon the receipt of the exercise notice, the Existing Shareholders shall immediately transfer the equity in lump sum or in installments to the Option Holder and/or its designated entity or person according to Article 3.6 of the Agreement.

3.6	Each of the Existing Shareholders hereby separately and jointly undertakes and warrants that upon the receipt of the exercise notice from the Option Holder:

(1)

It shall immediately convene a general meeting and adopt a general meeting resolution, which includes a waiver of preemption, and take all other necessary actions, to approve the transfer all the Transferred Equity to the Option Holder and/or its designated entity or person at the Transfer Price as required by the Exercise Notice;

(2)

It shall immediately sign the equity transfer agreement with the Option Holder and/or its designated entity or person according to the provisions of the Agreement and the Exercise Notice, and transfer all the transferred equity required in the Exercise Notice to the Option Holder and/or its designated entity or person at the Transfer Price;

(3)

It shall provide necessary support (including providing and signing all relevant legal documents, performing all governmental approval and registration procedures and undertaking all relevant obligations such as the registration of industrial and commercial change) to the Option Holder according to the requirements of the Option Holder and the provisions of applicable laws and regulations, in order that the Option Holder and/or its designated entity or person can acquire all the Transferred Equity without legal defect; and

(4)

It shall execute all further documents reasonably required by the Option Holder from time to time to make the Option Holder and/or its designated entity or person, without any security interest, the lawful beneficial owner of the Transferred Equity without any encumbrance, and take all the further actions. For the purpose of this Article and the Agreement, the aforesaid “security interest” includes the security, mortgage, third party rights or interests, any purchase, acquisition, preemption, set off, retention of title or other security arrangements, but excludes the security interest created under the Agreement and the Amended and Restated Equity Pledge Agreement, the Amended and Restated Shareholder Voting Rights Proxy Agreement signed by the relevant parties on the same date of the Agreement and any of their revisions, amendments or restatements (collectively the “Restructuring Documents”).

3.7	For the avoidance of doubts, Cayman Company may elect at its discretion to have the option under the Agreement exercised by Cayman Company and/or the WFOE.

Article 4: Transfer Price

In each exercise, the total transfer price paid by the Option Holder or its designated entity or person to each of the Existing Shareholders making the transfer shall be RMB one (1). If there is any mandatory provision on the transfer price in the PRC laws in force, the Option Holder or its designated entity or person shall have the right to adopt the minimum price permitted by the PRC laws as the transfer price. Upon the receipt of all the approvals, registrations or filings and ownership documents relating to the Transferred Equity, which are deemed satisfactory by the Option Holder or its designated entity or person, the Option Holder or its designated entity or person shall pay the transfer price in cash to the Existing Shareholders making the transfer. The Existing Shareholders agree that they have received other appropriate compensation from the Option Holder or its designated entity or person and therefore undertake that they shall, within ten (10) working days after receiving the transfer price, return the transfer price received to the Option Holder or its designated entity or person in full.

Article 5: Representations and Warranties

The parties collectively and separately represent and warrant as follows, and such representations and warranties shall remain in effect as if they are made at the time of the transfer of the Underlying Equity.

5.1

Each of the Existing Shareholders is a Chinese citizen with full capacity of conduct. It has full and independent legal standing and capacity to enter into, deliver and perform the Agreement and can act as a subject of litigation independently.

5.2

(1) The Company is a limited liability company duly registered and legally existing under the laws of China and has an independent legal personality. It has the corporate right and legal authority to own or hold, lease and operate its assets and to operate its business now and in the past; (2) The Company has the complete business license required for its business operation when the Agreement takes effect, and it has full rights and qualifications to conduct its past and present business and the planned business within the territory of China; (3) The Company has been operating in accordance with law since its establishment, without any violation or possible violation of the regulations and requirements of industrial and commercial, tax, quality and technical supervision, labor, social security and other government authorities, and without any contract breach disputes; (4) The Company has not issued any option for any other equity to any other person, nor has it assumed any obligation for equity issuance; (5) The Company has the unblemished and tradable title to all the assets it owns or licensed to it, free of any encumbrance; (6) The Company has not granted any loan to any person or provided security for any debt of any person and has no outstanding indebtedness, except for (i) the reasonable liabilities incurred in the ordinary course of its business, and (ii) the liabilities that have been disclosed to and approved in writing by the Option Holder; (7) there is no pending or, to the knowledge of the Existing Shareholders and the Company, threatened action, litigation, claim or legal, administrative or arbitral proceeding or investigation concerning or relating to the Existing Shareholders, the property or assets of any Shareholder in connection with the business of the Company, the Company, or any assets of the Company; (8) The Company has been and is in compliance with all applicable laws, regulations, rules, orders, regulations, judgments or decrees, has not been accused of, or to the knowledge of the Existing Shareholders or the Company, is unlikely to be accused of, any breach of the foregoing regulatory documents, and has not been subject to any investigation into a possible breach of the foregoing regulatory documents; (9) The Company has been granted and owns all the necessary licenses to carry on its business and all such licenses are in full force and effect. There is no violation of any requirement of any license and there are no administrative or criminal proceedings determined, pending or threatened to revoke or restrict any license; (10) The Company has paid in full all of its income tax, value added tax, business tax and other taxes and all the underpayments, interest, additional taxes or interest, penalties and costs in connection with any proposed adjustment in dispute with respect to the foregoing. It has filed all the tax returns in time. There is no penalty or other charge payable for the late filing of any tax return of the Company, and there is no dispute or claim which may exist to the knowledge of the Existing Shareholders or the Company with respect to any tax of the Company; (11) The Company has never entered into, with any third party, any partnership or joint venture agreement, any agreement stating that the Company undertakes not to compete with any person in any industry or in any territory or any person undertakes not to compete with the Company in any industry or in any territory, any agreement relating to the acquisition by the Company of any equity interest in any third party or any agreement relating to borrowings; and (12) The Company has full and independent legal standing and capacity to enter into, deliver and perform the Agreement and can act as a subject of litigation independently.

5.3

It has full power and authority to enter into and deliver the Agreement, any equity transfer contract signed for any transferred equity under the Agreement (“the Transfer Contract”) and all other documents to be executed in connection with the transactions described herein. It has full power and authority to complete the transactions described herein. When the Existing Shareholder and the Company agree to the exercise of option by the Option Holder, they will enter into the Transfer Contracts consistent with the terms of the Agreement. The Agreement and each of the Transfer Contracts to which it is a party, when executed, constitute or will constitute a legal, valid and binding obligation on it and enforceable in accordance with its terms.

5.4

The Agreement is legally and duly executed and delivered by the Existing Shareholder and the Company. The Existing Shareholder and the Company have obtained the consent and approval (if necessary) of the third parties and the government authorities for the execution, delivery and performance of the Agreement.

5.5

The Existing Shareholders are all the registered legal owners of the Underlying Equity as of the effective date of the Agreement. Except as set forth in the Agreement and in the Restructuring Documents, there are no liens, pledges, claims and other security interests and third party rights on the Underlying Equity, whether such security interests or third party rights have been registered or not. According to the Agreement, the Option Holder and/or its designated entity or person shall, upon the exercise, acquire good title to the Transferred Equity, free and clear of any liens, pledges, claims and other security interests or third party rights.

5.6

The execution and delivery of the Agreement or any Transfer Contract, the completion of the transactions contemplated in the Agreement or any Transfer Contract, or the performance or observation of the terms and conditions of the Agreement or any Transfer Contract will not: (1) violate any law or regulation, or any judicial or administrative order, ruling, judgment or decree, of which any Existing Shareholder or Company is a subject or which is binding on any Existing Shareholder or Company; (2) contravene the terms, conditions or provisions of the articles of association of any Existing Shareholder who is a legal person or the Company; (3) result in a breach of the terms of any agreement, contract, document or undertaking to which any Existing Shareholder or Company is a party or is binding on any Existing Shareholder or Company or constitutes a breach of such terms; (4) result in the breach of any condition relating to the grant and/or continued validity of any license or approval granted to any Existing Shareholder or Company; or (5) result in termination or cancellation or imposition of additional conditions of any license or approval granted to any Existing Shareholder or Company.

5.7

(1) Cayman Company is a company duly registered and existing under the laws of the Cayman Islands, which has independent legal personality. Cayman Company has full and independent legal status and capacity to enter into, deliver and perform the Agreement and can act as a subject of litigation independently; (2) Cayman Company has full internal power and authority to enter into and deliver the Agreement and all other documents to be executed in connection with the transactions described herein. It has full power and authority to complete the transactions described herein; and (3) The Agreement is legally and duly executed and delivered by Cayman Company. The Agreement constitutes a legal and binding obligation to it and is enforceable in accordance with the terms of the Agreement.

5.8

(1) The WFOE is a company duly registered and existing under the PRC laws, which has independent legal personality. The WFOE has full and independent legal status and capacity to enter into, deliver and perform the Agreement and can act as a subject of litigation independently; (2) The WFOE has full internal power and authority to enter into and deliver the Agreement and all other documents to be executed in connection with the transactions described herein. It has full power and authority to complete the transactions described herein; and (3) The Agreement is legally and duly executed and delivered by the WFOE. The Agreement constitutes a legal and binding obligation to it and is enforceable in accordance with the terms of the Agreement.

Article 6: Undertakings of Existing Shareholders

In addition to undertaking to cause the Company to fulfill its undertakings under Article 7 of the Agreement, the Existing Shareholders separately and collectively make the following undertakings:

6.1

During the term of the Agreement, it shall take all necessary measures to ensure that the Company can obtain all the business licenses necessary for the operation of its business in a timely manner and that all the business licenses remain in force at all times.

6.2	During the term of the Agreement, without the prior written consent of the Option Holder:

6.2.1	None of the Existing Shareholders shall sell, transfer, mortgage or otherwise dispose of any Underlying Equity or impose any encumbrance on any Underlying Equity;

6.2.2	It shall not increase or decrease the registered capital of the Company;

6.2.3	It shall not dispose of or cause the Company management to dispose of any Company assets or impose any encumbrance on such assets;

6.2.4	It shall not terminate or cause the Company management to terminate any major agreement signed by the Company, or enter into any other agreement that violates the existing major agreement;

6.2.5	It shall not appoint or replace any director or supervisor or any other officer of the Company that should be appointed or removed by the Existing Shareholders;

6.2.6	It shall not declare or actually pay any distributable profits, bonus, interests or dividends;

6.2.7	It shall ensure that the Company duly exists and will not be terminated, liquidated or dissolved and shall not make or support any application for liquidation or dissolution of the Company;

6.2.8	It shall not modify the Articles of Association or shareholder agreement (if any) of the Company; and

6.2.9	It shall ensure that the Company will not lend or borrow money, or provide warranties or other forms of security, or assume any material obligations outside the ordinary course of business.

6.3

During the term of the Agreement, it shall make its best efforts to develop the Company’s business and ensure the legal and compliant operation of the Company. It shall not perform any action or omission that may damage the Company’s assets and goodwill or affect the validity of the Company’s business license.

6.4

For any additional Company equity it acquires from time to time, it shall waive its right of preemption and grant option to the Option Holder or its designated entity or person according to Article 2.1.

6.5	It shall promptly notify the Option Holder of any litigation, arbitration or administrative proceedings that have occurred or may occur with respect to the Company equity it owns.

6.6

Without the prior written consent of the Option Holder, the Existing Shareholders shall cause the general meeting or the board of the Company to disapprove the proposals concerning the merger or association of the Company with any person, or acquisition or investment of any person, or spin-off of the Company or change of form of the Company or change of registered capital of the Company, or the amendment of the Articles of Association.

6.7

It shall cause the general meeting of the board of the Company to vote in favor of the transfer of the Underlying Equity under the Agreement and take any other action at the request of the Option Holder.

6.8

It shall execute all necessary or proper documents, take all necessary or proper actions and file all necessary or proper complaints or defend all necessary and proper claims to maintain its ownership of the Company’s equity.

6.9

It shall appoint any person designated by the Option Holder as a director, supervisor, senior executive (including the General Manager and Chief Financial Officer) and auditor of the Company at the request of the Option Holder.

6.10

It shall waive the right to receive dividends or liquidation proceeds of the Company (including undistributed after-tax profits of the Company prior to the commencement of the Agreement), and agree and undertake that such undistributed after-tax profits will be kept with the Company as its working capital/reserve fund, and that it will pay to the Option Holder or any person designated by the Option Holder (if any) any dividend or liquidation proceeds it has received after the execution of the Agreement.

6.11

It shall strictly comply with the provisions of the Agreement and other contracts entered into jointly or separately by the Existing Shareholders, the Company and the Option Holder, and earnestly perform all obligations under such contracts, and shall not perform any action or omission that may affect the validity and enforceability of such contracts. If an Existing Shareholder retains any rights in respect of the Equity under the Agreement or the Restructuring Documents, such Existing Shareholder shall not exercise such rights unless directed in writing by the Option Holder.

Article 7: Undertakings of the Company

The Company hereby makes the following undertakings:

7.1

If the execution and performance of the Agreement and the grant of the Option hereunder require the consent, license, waiver, authorization of any third party or the approval, license, waiver or registration or filing with any governmental authority (if required by law or the contract with a third party), the Company will make its best efforts to assist in fulfilling the conditions set forth above and to execute all the documents and take all the actions necessary for the transfer of the acquired equity to the Option Holder or its designated entity or person under the Agreement.

7.2

Without the prior written consent of the Option Holder, the Company will not assist or permit the Existing Shareholders to transfer or otherwise dispose of any Underlying Equity or impose any encumbrance on any Underlying Equity.

7.3	The Company shall not conduct or permit any behavior or action which may adversely affect the interests of the Option Holder under the Agreement.

7.4

Without the prior written consent of the Option Holder or unless otherwise permitted by the Agreement, the Company shall not assist in the sales, transfer or any other disposal of the legal or beneficial interests of any assets of the Company or permit the imposition of any encumbrance on the legal or beneficial interests of any assets of the Company at any time since the signing date of the Agreement.

7.5

Without the prior written consent of the Option Holder, the Company shall not increase or decrease its registered capital, or otherwise change the structure of the registered capital, or make any merger, division, termination, dissolution, liquidation, application for bankruptcy or any change in the form and nature of the Company at any time since the signing date of the Agreement.

7.6

The Company shall at all times conduct its business in a prudent manner to maintain the value of its assets and equity, and shall not perform any action or omission which may affect its operation status and the value of its assets. Without the prior written consent of the Option Holder, the Company shall not change its main business.

7.7

The Company shall execute all the necessary or appropriate documents, take all necessary or appropriate actions and make all necessary or appropriate prosecutions or defenses for the purpose of maintaining its ownership of the assets and giving effect to the Agreement and the transactions contemplated herein.

7.8	Without the prior written consent of the Option Holder, the Company shall not supplement, modify or revise its Articles of Association in any form.

7.9	The Company shall maintain its viability, conduct its business and handle its affairs prudently and efficiently in accordance with sound financial and business standards and practices.

7.10

The Company shall not incur, assume, guarantee or permit the existence of any liability, except for (1) the liability arising in the normal or routine business course other than by borrowing money, and (2) the liability that has been disclosed to and approved in writing by the Option Holder.

7.11	Without the prior written consent of the Option Holder, the Company shall not provide any guarantee, loan or credit of any kind for any person.

7.12	The Company shall provide all the information concerning its operations and financial position to the Option Holder upon its request from time to time.

7.13

The Company shall maintain insurance with the insurance company acceptable to the Option Holder, with the amount and type of coverage being the same as would normally be purchased by companies operating similar business and owning similar property or assets in the same area.

7.14	Without the prior written consent of the Option Holder, the Company shall not merge, form a partnership, joint venture or association with any person.

7.15	Without the prior written consent of the Option Holder, the Company shall not acquire or invest in any person.

7.16

Without the prior written consent of the Option Holder, the Company shall not enter into or terminate unilaterally any major agreement (i.e., any agreement whose underlying amount exceeds RMB 100,000 or which has a material impact on the operation of the Company).

7.17

Without the prior written consent of the Option Holder, the Company shall not declare or distribute any dividends to its shareholders, including the after-tax profits that have not been distributed by the Company prior to the effective date of the Agreement.

7.18	Without the prior written request or consent of the Option Holder, the Company shall not appoint or replace any of its senior executives.

7.19

The Company shall promptly notify the Option Holder of the occurrence or potential occurrence of any litigation, arbitration, administrative proceeding or governmental investigation or action that may affect its registered capital, the validity or continuation of any licenses, or the assets, operations or revenues of the Company, and shall not settle the same without the consent of the Option Holder.

7.20

The Company shall appoint any person designated by the Option Holder as a director, supervisor, senior executive (including the General Manager and Chief Financial Officer) and auditor of the Company at the request of the Option Holder;

7.21	The Company shall formulate or change its annual total salary expenditure, employee incentive plan, annual business plan and budget upon the request of the Option Holder;

7.22

The Company shall formulate and adopt strategic decisions on major business, including but not limited to business expansion in new markets, promotion of new products, and implementation of new investment strategies, upon the request of the Option Holder;

7.23

The Company shall from time to time give the pledge or mortgage established on the assets of the Company to the Option Holder or its designated entity or person, execute all the necessary or proper documents, make all the necessary or proper registrations and take all customary actions necessary or proper to create and give effect to such pledge or mortgage, upon the request of the Option Holder; and

7.24	The Company shall strictly comply with its obligations under the contracts entered into by and between the Company and the Option Holder.

Article 8: Undertakings of the Option Holder

Cayman Company acknowledges that it has provided unconditional financial support to the Company through the WFOE in the past, and the WFOE will waive its right to recover from the Company all the financial assistance provided by the WFOE to the Company since its establishment. In addition, to meet the cash requirements of the Company for its day-to-day operations and/or cover any losses incurred during the day-to-day operations of the Company, the Option Holder undertakes to provide financial assistance to the Company only to the extent permitted by the PRC laws, whether the Company actually incurs operation loss or not. The Option Holder may provide financial assistance to the Company or its existing shareholders by means of entrusted loans or borrowings from banks. Separate agreements will be signed for such entrusted loans or borrowings. If the Company or its existing shareholders are unable to repay the financial assistance of the Option Holder, the Option Holder will not make a claim for the repayment.

Article 9: Confidentiality Obligations

9.1

Whether the Agreement has been terminated or not, the parties shall keep strictly confidential the trade secrets, proprietary information, customer information and all other information of confidential nature (collectively the “Confidential Information”) of the other parties that it has learned during the execution and performance of the Agreement. Except with the prior written consent of the Confidential Information owner or disclosed to a third party as required by the relevant laws, regulations or listing rules (including but not limited to the requirements of the relevant exchanges) or by the judgment, award or order of a court or arbitration tribunal or by the order or decree of the government authority, the receiving party shall not disclose any Confidential Information to any other third party and shall not use directly or indirectly any Confidential Information except for the purpose of performance of the Agreement.

9.2	The following information is not Confidential Information:

(1)	Any information which has documentary evidence to prove that the receiving party has previously become lawfully aware of it;

(2)	The information that has entered the public domain or otherwise become known to the public through no fault of the receiving party; or

(3)	The information lawfully obtained by the receiving party from other means after receiving the relevant information.

9.3

The receiving party may disclose the confidential information to its relevant employees, agents or the professionals employed by the receiving party, provided that the receiving party shall ensure that the aforesaid persons comply with the relevant terms and conditions of the Agreement and shall assume any liability arising from the breach of the aforesaid persons.

9.4	Notwithstanding any other provision of the Agreement, the validity of this Article 8 shall not be affected by the suspension or termination of the Agreement.

Article 10: Term of the Agreement

The Agreement shall take effect on the date when duly signed by the two parties and terminate when all the underlying equity is legally transferred to the Option Holder and/or its designated entity or person according to the Agreement. Notwithstanding the above provisions, the Option Holder has the right to unilaterally terminate the Agreement at any time, without assuming any liability for breach in respect of its unilateral termination of the Agreement.

Article 11: Notice

11.1	Any notices, requests, demands and other communications required by or made pursuant to this Agreement shall be given in writing to the parties concerned.

To the Existing Shareholders:

Address: Area B, 11/F, Block A, No. 8 Haidian Street, Haidian District, Beijing

Attn: Zhang Tianze

Tel: (86) 186-0109-9880

To the WFOE:

Address: Area D, 11/F, Block A, No. 8 Haidian Street, Haidian District, Beijing

Attn: Zhang Tianze

Tel: (86) 186-0109-9880

To Cayman Company:

Address: Area B, 11/F, Block A, No. 8 Haidian Street, Haidian District, Beijing

Attn: Zhang Tianze

Tel: (86) 186-0109-9880

To the Company:

Address: Area B, 11/F, Block A, No. 8 Haidian Street, Haidian District, Beijing

Attn: Zhang Tianze

Tel: (86) 186-0109-9880

11.2

Such notices or other communications shall be deemed to have been served when sent if sent by facsimile or telex. In the case of personal delivery, it shall be deemed to have been served upon delivery. If sent by post, it shall be deemed to have been served five (5) days after posting.

Article 12: Liabilities for Breach

12.1

The two parties agree and confirm that any breach by the Existing Shareholders and/or the Company (the “Breaching Party”) of any of its covenants or its failure to perform any of its obligations hereunder shall constitute a breach under the Agreement (the “Breach”), and the Option Holder shall have the right to require the Breaching Party to make corrections or take remedial measures within a reasonable period of time. If the Breaching Party fails to make correction or take remedial measures satisfactory to the Option Holder within a reasonable period of time or within 10 days after the Option Holder notifies the Breaching Party in writing and requests for correction, the Option Holder shall have the right to elect at its discretion to:

(1)	terminate the Agreement and require the Breaching Party to compensate for all the damages, or

(2)	require the enforcement of the obligations of the Breaching Party under the Agreement and require the Breaching Party to compensate for all the damages.

12.2

The parties agree and confirm, unless otherwise specified by laws or the Agreement, the Existing Shareholders and the Company shall, in no circumstances, require the termination of the Agreement for any reason.

12.3	Each Existing Shareholder shall be jointly liable for any obligation of the other Existing Shareholders under the Agreement.

12.4	Notwithstanding any other provision of the Agreement, the validity of this Article 8 shall not be affected by the suspension or termination of the Agreement.

Article 13: Miscellaneous

13.1	The Agreement shall be made in Chinese. The originals shall be in septuplicate, with each party holding one (1) duplicate.

13.2	The conclusion, effectiveness, performance, modification, interpretation and termination of the Agreement shall be governed by the PRC laws.

13.3

Any dispute arising under or in connection with the Agreement shall be settled by the parties through negotiation. If the parties fail to reach consensus within 30 days after the occurrence of the dispute, the dispute shall be submitted to China International Economic and Trade Arbitration Commission for arbitration in Beijing in accordance with the arbitration rules of the Commission in force. The arbitration award shall be final and binding on both parties. During the dispute resolution period, except for the issue in dispute, the two parties shall continue exercising their rights and perform their obligations under the Agreement.

13.4

No rights, powers or remedies conferred on either party by any provision of the Agreement shall preclude any other rights, powers or remedies that such party may have under law and other provisions of the Agreement; neither the exercise of any of its rights, powers and remedies shall preclude the exercise of any other rights, powers and remedies to which it may be entitled.

13.5

No failure or delay by a party to exercise any of its rights, powers and remedies under the Agreement or law (“Rights of Such Party”) will result in a waiver of such rights. The waiver of any single or partial Right of Such Party shall not preclude any other exercise of such rights or the exercise of any other Rights of Such Party.

13.6	The headings of each section of the Agreement are for reference only and in no event shall such headings be used for or affect the interpretation of the provisions of the Agreement.

13.7

Each clause of the Agreement is severable and independent of each other. If at any time any one or more of the clauses of the Agreement becomes invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining clauses of the Agreement shall not be affected.

13.8

The Agreement constitutes the entire and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes any other legal document or any agreement, contract, understanding and communication, whether written or oral, previously entered into between the parties concerning the same subject matter once executed, including but not limited to the Exclusive Option Agreement signed by the Existing Shareholders, the WFOE and the Company on February 27, 2015. Any amendment or supplement to the Agreement shall be made in written form and shall not be effective until duly signed by the parties hereto.

13.9

None of the Existing Shareholders or the Company shall transfer any of its rights and/or obligations under the Agreement to any third party without the prior written consent of the Option Holder, while the Option Holder has the right to transfer any of its rights and/or obligations under the Agreement to any third party after notifying the Existing Shareholders and the Company.

13.10	The Agreement shall be binding upon the legal successors and permitted assigns of the parties hereto.

(No text below on this page)

[1 of 2 signature pages]

IN WITNESS WHEREOF, the Amended and Restated Exclusive Option Agreement is executed by and between the following parties on the date and at the place first set forth above:

Zhang Tianze

Signatory:	/s/ Zhang Tianze

Li Liping

Signatory:	/s/ Li Liping

Luo Ligang

Signatory:	/s/ Luo Ligang

Tang Peng

Signatory:	/s/ Tang Peng

[2 of 2 signature pages]

IN WITNESS WHEREOF, the Amended and Restated Exclusive Option Agreement is executed by and between the following parties on the date and at the place first set forth above:

LinkDoc Information Technology (Beijing) Co., Ltd.

(seal)

Signatory:	/s/ Zhang Tianze
Name:	Zhang Tianze
Title:	Legal representative

LinkDoc Technology Limited	For and on behalf of LinkDoc Technology Limited

Signature of Authorized Representative:	Authorized Signature(s)

LinkDoc Technology Limited

/s/ Zhang Tianze

LinkDoc Technology (Beijing) Co., Ltd.

(seal)

Signatory:	/s/ Zhang Tianze
Name:	Zhang Tianze
Title:	Legal representative

Attachment I:

Company Profile

Company name: LinkDoc Technology (Beijing) Co., Ltd.

Registered Address: Area B, 11/F, Block A, No. 8 Haidian Street, Haidian District, Beijing

Registered capital: RMB 20 million

Legal Representative: Zhang Tianze

Shareholding structure: As shown in the following diagram

Shareholder	Contribution amount (RMB0’000)	Shareholding proportion (%)
Zhang Tianze	1490	74.5%
Li Liping	248	12.4%
Luo Ligang	200	10%
Tang Peng	62	3.1%

Total	2000	100%

Attachment II:

Format of Exercise Notice

To: [the Existing Shareholders]

The Company entered into the Amended and Restated Exclusive Option Agreement (the “Exclusive Option Agreement”) with You, LinkDoc Technology (Beijing) Co., Ltd. (the “Target Company”) and other relevant parties on (date) , based on which You shall transfer the equity in the Target Company you hold to the Company or any third party designated by the Company upon the request of the Company, subject to the permission of the PRC laws.

Therefore, the Company hereby issues this notice to You, as detailed below:

The Company hereby requires the exercise of the Option under the Exclusive Option Agreement, so that the Company/                     [company/person name] designated by the Company can accept the transfer of the         % equity in the Target Company you hold (the “Equity for Transfer”). Please transfer all the Equity for Transfer to the Company/                     [name of the designated company/person] according to the provisions of the Exclusive Option Agreement on (date) after receiving this notice.

Yours Sincerely

LinkDoc Information Technology (Beijing) Co., Ltd.
(seal)

Signatory:
Name:
Title:	Legal representative
Date:

LinkDoc Technology Limited

Signature of Authorized Representative:
Date: